Exhibit 99.1

PRESS RELEASE

Tivic Health Expands IP Protection with Issuance of Sixth Patent for its Bioelectronic Platform

SAN FRANCISCO – July 31, 2023 – Tivic Health® Systems, Inc. (“Tivic”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, announced today that the U.S. Patent and Trademark Office has issued its sixth patent for its bioelectronic platform, expanding the Company’s intellectual property to include the proprietary contacts, conductive circuitry design, and algorithms to optimize therapy delivery.

“This patent issuance continues to build the strength of our intellectual property portfolio,” says Jennifer Ernst, CEO of Tivic. “Bioelectronic medicine is an important treatment methodology for the future and Tivic is delivering innovative solutions to meet consumer needs.”

The company has an additional 17 patents pending in the U.S. and abroad. The patents already issued address device specifications, comfort features, device performance during treatment, and future product developments. This new patent US 11642523 addresses the core technology used to deliver bioelectronic treatment to the user.

Tivic’s first commercial product, ClearUP, is an over the counter bioelectronic device that is FDA approved for treating symptoms of inflammation such as sinus pain and congestion.

About Tivic

Tivic is a commercial health tech company advancing the field of bioelectronic medicine. Tivic’s patented technology platform leverages stimulation on the trigeminal, sympathetic, and vagus nerve structures. Tivic’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic’s first commercial product ClearUP is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information visit http://tivichealth.com @TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: market and other conditions; supply chain constraints; macroeconomic factors, including inflation; and unexpected costs, charges or expenses that reduce Tivic’s capital resources. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic’s actual results to differ from those contained in the forward-looking statements, see Tivic’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contact:

Kayleigh Westerfield

Kayleigh.Westerfield@tivichealth.com

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com